Exhibit 99.1

Atlantic Coast Financial Corporation Announces That the Proposed Merger with Bond Street Holdings, Inc. Failed to Receive Stockholder Approval

JACKSONVILLE, Fla.--(BUSINESS WIRE)--June 11, 2013--Atlantic Coast Financial Corporation (the "Company" or "Atlantic Coast Financial")(NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today announced that the proposed merger with Bond Street Holdings, Inc. ("Bond Street") did not receive stockholder approval at today's special meeting of stockholders. Likewise, a proposal that would have approved an adjournment of the meeting to allow for the solicitation of additional votes failed to receive stockholder approval.

The Company's Board of Directors had recommended the proposed merger with Bond Street because the Board concluded it represented the best alternative for all stockholders in addressing the demands that currently face the Company, including the Bank's ability to meet the capital requirements of the regulatory consent order under which it currently operates. However, the Board respects the decision of stockholders and, accordingly, it will begin to evaluate other strategic alternatives immediately, including a possible recapitalization, as the Board continues to carry out its normal corporate governance responsibilities.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets through 12 locations, with a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:
Atlantic Coast Financial Corporation
Thomas B. Wagers, Sr., 904-565-8570
Chief Financial Officer